Exhibit 10.27

March 15, 2005

LAZARD LLC

30 Rockefeller Plaza

New York, New York 10020

LAZARD LTD

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

1.

Concurrently with our entry into this letter agreement, we are entering into the binding co-operation term sheet, between LAZARD FRERES SAS and IXIS-CORPORATE & INVESTMENT BANK (“IXIS-CIB”), dated as of the date hereof (the “Co-operation Term Sheet”) and the cover letter agreement between LAZARD LTD, LAZARD FRERES SAS, CAISSE NATIONALE DES CAISSES D’EPARGNE ET DE PREVOYANCE and IXIS-CIB dated as of the date hereof (the “Cover Letter”). In this letter agreement, the term “We” refers to IXIS-CIB and its affiliates. We are pleased to confirm hereby our agreement, subject to the terms and conditions of this letter agreement, to purchase U.S.$200,000,000 (such amount, as may be reduced pursuant to the immediately following paragraph of this Section 1, the “Investment Amount”) of securities identical to and of the same class as securities that you intend to cause to either be issued publicly in the United States or broadly distributed to qualified institutional buyers (as defined in SEC rules). The securities we purchase will be (x) U.S.$150,000,000 (such amount, as may be reduced pursuant to the immediately following paragraph of this Section 1, the “Exchangeable Debt Security Amount”) of which will be securities that will have substantially the terms set forth in Exhibit A (the “Exchangeable Debt Securities”) and which will be substantially identical (except as stated in such Exhibit) to securities that you cause to be issued publicly in the United States or broadly distributed to qualified institutional buyers and (y) U.S. $50,000,000 of which will be ordinary or common shares (“PubliCo Shares”) of Lazard Ltd. (“PubliCo”) (such amount, as may be reduced pursuant to the immediately following paragraph of this Section 1, the “PubliCo Amount”). The number of Exchangeable Debt Securities we purchase will equal the quotient obtained by dividing the Exchangeable Debt Security Amount by the price at which such Exchangeable Debt Securities are publicly sold in the U.S. underwritten offering of such Exchangeable Debt Securities (or the price at which such Exchangeable Debt Securities are initially sold to qualified institutional buyers if no public offering is made) and the number of PubliCo Shares we purchase will equal the quotient obtained by dividing the PubliCo Amount by the price at which such PubliCo Shares are publicly sold in the U.S. underwritten offering of PubliCo Shares. The Exchangeable Debt Securities and the PubliCo Shares are referred to herein as the “Securities.” Notwithstanding the foregoing, if the Investment Amount would constitute 10% (ten percent) (excluding stock options granted to employees pursuant to an employee benefit plan) or more, on a fully-diluted basis, of PubliCo’s capitalization as of the date of the IPO (as defined below), the Investment Amount shall be reduced such that the Investment Amount constitutes less than 10% (ten percent) (excluding stock options granted to employees pursuant to an employee benefit plan), on a fully-diluted basis, of such capitalization. The reduction in the Investment Amount shall be allocated between the PubliCo Amount and the Exchangeable Debt Security Amount at your sole discretion, considering whatever factors you deem relevant. Notwithstanding anything herein to the contrary, for purposes of calculating the percentage that the Investment Amount constitutes, on a fully-diluted basis, of PubliCo’s capitalization as of the IPO, all securities exchangeable for PubliCo Shares shall be assumed to have been exchanged and the maximum share purchase price under the forward contract relating to the Exchangeable Debt Securities (and all securities substantially similar thereto) shall be assumed to be the price at which PubliCo Shares are purchased under such forward contract.

2.	You have informed us that you intend to cause PubliCo or one or more affiliates, to file one or more separate registration statements with the Securities and Exchange Commission (the “SEC”) with respect to the public offering and sale of PubliCo Shares and the Exchangeable Debt Securities to persons other than us (the “Registration Statements”). You represent and warrant that (a) as of the date of our purchase of such Securities the respective Registration Statements, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this does not apply to the statements or omissions made in reliance upon and in conformity with information furnished in writing by the underwriters in connection with the offering expressly for use in the Registration Statements and (b) no third-party approvals are required under any material credit facility, indenture, contractual or other material obligations binding or affecting PubliCo or any affiliate thereof in connection with the transactions contemplated by this letter agreement.

3.

We represent, warrant and agree that (a) the Securities we purchase will be acquired for investment purposes only for our own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that we have no present intention of selling, granting any participation in or otherwise distributing the same, (b) we are not party to any undisclosed contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities, (c) we have not been formed for the specific purpose of acquiring the Securities, (d) we have received or have had full access to all the information we consider necessary or appropriate for deciding whether to purchase the Securities and have had an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities, and your and the issuer(s)’ business, properties, prospects and financial condition, (e) that we are financially sophisticated and are able to fend for ourselves, can bear the economic risk of the investment, and have such knowledge and experience in financial or business matters that we are capable of evaluating the merits and risks of the investment in the Securities, (f) we are an “accredited investor” and a “qualified institutional buyer” within the meaning of current SEC rules, (g) none of our operations are subject to the terms or limitations of the U.S. Bank Holding Company Act of 1956, as amended (nor do we “control” (within the meaning of such act) any companies which are so subject), (h) no third-party approvals are required under any material credit facility, indenture, contractual or other material obligations binding or affecting us or any of our affiliates in connection with the transactions contemplated by this letter agreement, and (i) we are not a U.S. person, as such term is defined in Rule 902 under the 1933 Act, or purchasing for the account or benefit of a U.S. Person, and are purchasing the Securities in accordance with Regulation S under the 1933 Act (“Regulation S”) and are purchasing the Securities in an offshore transaction as defined in Regulation S.

4.	We understand that the Securities we are purchasing are “restricted securities” under U.S. federal securities laws inasmuch as they will be acquired by us from the issuer(s) in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration only in certain limited circumstances. In the absence of an effective registration statement covering the Securities, the Securities may only be resold only in accordance with Regulation S, or in a transaction otherwise exempt from registration. We agree not to make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber (“Transfer”) any Securities for a period of 545 days from the Closing (as defined below) of the sale of Securities to us (the “Lock-Up Period”). After the Lock-Up Period, we will not Transfer all or any portion of the Securities unless (a) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended (the “1933 Act”) with respect to the Securities to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the 1933 Act and no proceedings for that purpose have then been instituted or (b) the Transfer is made under a valid exemption to registration under the 1933 Act. We acknowledge that a Transfer made during the Lock-Up Period shall be null and void ab initio. We further acknowledge that one or more Transfers of Securities (a) where the number of PubliCo Shares so Transferred together with the number of PubliCo Shares issuable in respect of the Exchangeable Debt Securities so Transferred in the aggregate represent more than 2.5% of then outstanding PubliCo Shares to any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that, after giving effect to such Transfer, would beneficially own PubliCo Shares and/or securities exchangeable into PubliCo Shares representing, in the aggregate, more than 5% of outstanding PubliCo Shares or (b) to any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns PubliCo Shares and/or securities exchangeable into PubliCo Shares representing, in the aggregate, more than 5% of outstanding PubliCo Shares, shall be null and void ab initio unless and until the transferee or transferees agree(s) in writing for the benefit of the issuer(s) to be bound by the restrictions contained herein, including in Sections 3, 4, 7 and 8 hereof. We understand that the certificates evidencing the Securities will bear an appropriate legend regarding these restrictions. In light of the foregoing, you agree to grant us registration rights in substantially the form of the registration rights agreement which is attached as Exhibit B (the “Registration Rights Agreement”). For purposes of this letter agreement, the number of PubliCo Shares issuable in respect of the Exchangeable Debt Securities (whether or not the PubliCo Shares are then issued) shall be assumed to be the maximum number of PubliCo Shares issuable in respect of the Exchangeable Debt Securities.

5.	We will not be obligated to purchase the Securities unless and until: (a) the representations and warranties you make in this letter are true as of the Closing Date (and you have given us an officer’s certificate to that effect); (b) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, shall have been executed and delivered and shall remain in full force and effect; (c) all governmental or regulatory authorizations, approvals or permits that are required for the sale or issuance of Securities have been obtained (including expiration or early termination of any waiting period under antitrust laws); (d) the IPO shall have been completed with PubliCo Shares sold for an aggregate amount of not less than U.S.$500 million, not including the PubliCo Amount, and with PubliCo Shares being accepted for listing on the New York Stock Exchange subject to official notice of issuance and other customary initial listing conditions and (e) the offering or private placement of Exchangeable Debt Securities shall have been completed with Exchangeable Debt Securities sold for an aggregate amount of not less than U.S.$200 million, not including the Exchangeable Debt Security Amount.

6.	You will not be obligated to cause the issuance and sale of Securities unless and until: (a) the representations and warranties we make in this letter agreement are true as of the Closing Date (and we have given you an officer’s certificate to that effect), (b) all governmental or regulatory authorizations, approvals or permits that are required for the sale or issuance of Securities have been obtained (including expiration or early termination of any waiting period under antitrust laws), (c) the contemplated underwritten public offering of PubliCo Shares (the “IPO”) shall have been completed, it being understood that neither you, nor your affiliates, shall be obligated to consummate the IPO and the determination of whether to proceed with, and the terms and conditions of, the IPO shall be made by you in your sole discretion, considering whatever factors you deem relevant and (d) you determine in your sole discretion, considering whatever factors you deem relevant, to issue the Exchangeable Debt Securities to us, it being understood that neither you, nor your affiliates, shall be obligated to issue the Exchangeable Debt Securities to us. Upon the terms and subject to the conditions of this letter agreement, the sale and purchase of the Securities contemplated by this letter agreement shall take place at a closing (the “Closing”) to be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 W. 52nd Street, New York, New York simultaneously with the closing of the IPO, or at such other time or on such other date as we and you may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

7.

We agree that until the last to occur of the following (x) we are no longer entitled to designate a person of our choice as a director of PubliCo pursuant to the following paragraph, (y) we own Securities representing (directly or following issuance of PubliCo Shares issuable thereunder) less than 5% of the number of outstanding PubliCo Shares and (z) the arrangements contemplated by the Co-operation Term Sheet are terminated, we shall not, and we shall cause each of our respective affiliates not to, directly or indirectly, without the prior written consent of PubliCo: (a) acquire, offer to acquire or agree to acquire (“Acquire”) beneficial ownership of any Securities or any other securities of PubliCo or the issuer (collectively, the “Covered Securities”) or any rights to acquire any Covered Securities, except pursuant to the terms of the Securities, (b) Acquire any business or material assets of PubliCo or any of its subsidiaries, (c) initiate or propose any offer by any third party to Acquire beneficial ownership of Covered Securities or any securities convertible or exchangeable into any other voting securities of PubliCo, (d) initiate, propose or enter into any merger, amalgamation, tender offer, business combination, sale or other disposition outside of the ordinary course of business of any material portion of the assets of PubliCo or any of its subsidiaries or other extraordinary transaction involving PubliCo or any of its subsidiaries, (e) call, or seek to call, a meeting of PubliCo shareholders, (f) seek election to, seek to place a representative on, or seek the removal of any member of, the Board of Directors of PubliCo (other than as permitted by the following paragraph), (g) act, alone or in concert with others, to seek to affect or influence the control of the Board of Directors of PubliCo or the management of PubliCo, or the business, operations, affairs or policies of PubliCo (other than as permitted by the following paragraph), (h) bring any action or otherwise act to contest the validity of any of the provisions of, or seek a release of the restrictions contained in this paragraph, (i) deposit any Covered Securities in a voting trust or subject any Covered Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect, except as provided in the following paragraph, (j) initiate or propose any shareholder proposal or make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any shareholder with respect to the voting of, any Covered Securities, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Covered Securities, (k) form, join or in any way participate in a group (other than a group comprised exclusively of our affiliates) for the purpose of acquiring, holding, voting or disposing of any Covered Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act (or any successor statute or regulation), (l) propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any confidential information to, any third party with respect to any of the foregoing, (m) make any public statement or disclosure inconsistent with the foregoing, or publicly request or suggest to you, or PubliCo, directly or indirectly, to amend, waive or terminate any provision of this Section 7 (including this clause (m)) or do so privately if such private statement, disclosure, request or suggestion would require you, PubliCo or the issuer of the Exchangeable Debt Securities to make a public statement or public disclosure, (n) advise, assist or encourage any third party in connection with the foregoing, or (o) finance third parties in connection with any of the activities prohibited by the foregoing (a)-(n) of this paragraph.

8.

We further agree that until the last to occur of the following (x) we are no longer entitled to designate a person of our choice as a director of PubliCo pursuant to this paragraph, (y) we own Securities representing (directly or following issuance of PubliCo Shares issuable thereunder) less than 5% of the number of outstanding PubliCo Shares and (z) the arrangements contemplated by the Co-operation Term Sheet are terminated, we shall vote all of our beneficially owned voting securities of PubliCo or give our written consent on any matter that may be presented, in the manner recommended by the Board of Directors of PubliCo and we shall be present in person or by proxy at all meetings of stockholders of PubliCo; provided, however, that we may vote our beneficially owned voting securities of

PubliCo freely with respect to (i) Change of Control Transactions (as defined below) submitted to a vote of PubliCo common shareholders, (ii) amendments to the charter or organizational documents of PubliCo that may adversely affect the rights of holders of Securities and (iii) matters directly relating to the arrangements contemplated by the Co-operation Term Sheet. You agree that until such time as the PubliCo Shares then owned by us, together with the PubliCo Shares issuable under the terms of the Exchangeable Debt Securities then owned by us (whether or not the PubliCo Shares are then issued), constitute less than 50% of the PubliCo Shares we initially purchase hereunder together with the PubliCo Shares issuable under the terms of the Exchangeable Debt Securities we initially purchase hereunder (whether or not the PubliCo Shares are then issued), you shall cause PubliCo to nominate one person designated by us as a director of PubliCo. You further confirm that the management of PubliCo intends to support, upon our request, the membership of such designee on any committees of the PubliCo Board of Directors (excluding the compensation committee) to which such designee is permitted to serve pursuant to applicable law, regulation and rules or listing standards of any securities exchange on which PubliCo Shares are listed, although we acknowledge the actual appointment of such designee to any such board committee shall be subject to approval of the PubliCo Board of Directors in its sole discretion. You agree that for so long as we are entitled to cause PubliCo to nominate our designee as a director of PubliCo, PubliCo will notify us in writing (an “Issuance Notice”) no less than 30 days prior to the sale by PubliCo of any PubliCo Shares (or any securities convertible into or exercisable or exchangeable for PubliCo Shares) in a broadly distributed, underwritten public offering (or broadly distributed offering made in compliance with Regulation S), in which the consideration to be received by PubliCo consists solely of cash, other than any offer or sale of securities (i) to working partners or employees of LAZARD GROUP LLC or LAZ-MD HOLDINGS LLC, (ii) relating to a merger, amalgamation, consolidation or acquisition or (iii) relating to a strategic transaction. Each Issuance Notice shall set forth the terms of the equity securities proposed to be sold and the date of issuance (the “Issuance Date”). We shall be entitled to purchase from PubliCo some or all of our Proportionate Share of the securities described in each Issuance Notice at the price and on the terms of payment as they are offered and sold publicly by providing written notice thereof to PubliCo (“Purchase Notice”) no later than 5 days after our receipt of the Issuance Notice and by making payment for such securities by certified check or wire transfer within 5 days of making the Purchase Notice. If PubliCo does not receive notice from us of our desire to purchase securities within such 5-day period, PubliCo may sell securities described in an Issuance Notice free of any restriction imposed by this Section 8. You further agree that for so long as we are entitled to cause PubliCo to nominate our designee as a director of PubliCo, we shall be entitled to participate as a third-party in any process through which PubliCo seeks to sell a substantial portion of its business assets to a third-party, it being understood that we shall have no special rights or position in any such process and the terms, conditions and procedures of such process shall be solely within your discretion (including without limitation, the ultimate decision to sell or not to sell any assets and the identity of the third-party to whom any such assets may be sold and the terms and conditions of such sale). For the avoidance of doubt, we will not have any right of first or last offer or right of first or last refusal in respect of any such sale process. For purposes of this letter agreement, a “Change of Control Transaction” is the consummation of a merger, amalgamation or consolidation of

PubliCo, unless, following such merger, amalgamation or consolidation, (i) the individuals and entities who were the beneficial owners, respectively, of the outstanding voting securities of PubliCo entitled to vote generally in the election of directors immediately prior to such merger, amalgamation or consolidation beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such merger, amalgamation or consolidation, (ii) LAZ-MD HOLDINGS LLC, a Delaware limited liability company, together with the working partners and employees of AZARD GROUP LLC or any of its affiliates, beneficially owns, directly or indirectly, in the aggregate 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such corporation or the ability to appoint or elect a majority of the Board of Directors of such corporation or (iii) at least 50% of the members of the Board of Directors of the corporation resulting from such merger, amalgamation or consolidation were members of the incumbent board of PubliCo at the time of the execution of the agreement, or of the action of the Board of Directors of such company, providing for such merger, amalgamation or consolidation. “Proportionate Share” means the quotient obtained by dividing (x) the sum of (A) the number of PubliCo Shares owned by us plus (B) the number of PubliCo Shares issuable in respect of the Exchangeable Debt Securities owned by us by (y) the number of PubliCo Shares then outstanding on a fully-diluted basis.

9.

This letter agreement may be terminated: (a) at any time by mutual written agreement between you and us (and, if after the issuance and sale of Securities, PubliCo), or (b) by you or us in the event that you make a final determination in your sole discretion, considering whatever factors you deem relevant, not to consummate the IPO. This letter agreement will automatically terminate if the issue and sale of Securities has not occurred by (i) December 31, 2005, if the date of the closing of the IPO does not occur prior to December 31, 2005, or (ii) such date earlier than December 31, 2005, if any, on which the IPO is finally abandoned or terminated by you. If such issuance and sale does occur, this letter agreement will automatically terminate at such time that the last to occur of the following occurs (x) we are no longer entitled to designate a person of our choice as a director of PubliCo pursuant to Section 8, (y) we own Securities representing (directly or following issuance of PubliCo Shares issuable thereunder) less than 5% of the number of outstanding PubliCo Shares and (z) the arrangements contemplated by the Co-operation Term Sheet are terminated. Notwithstanding anything herein to the contrary, if at any time you notify us that you no longer intend to cause the issuance of the Exchangeable Debt Securities substantially as described in Exhibit A this letter agreement shall terminate, provided, however, that if you at such time also notify us that you intend to cause the issuance of a different type of exchangeable debt security in connection with the IPO (“Alternative Exchangeable Debt Securities”), we will have 10 business days in which to elect to accept the Alternative Exchangeable Debt Securities in lieu of the Exchangeable Debt Securities, in which case this letter agreement shall not so terminate. In the event that we accept such Alternative Exchangeable Debt Securities, all references herein to Exchangeable Debt Securities shall instead be interpreted to be references to Alternative Exchangeable Debt Securities. In the event that we do not elect to accept such Alternative Exchangeable Debt Security within such 10 business day period, unless extended by mutual written agreement, this letter agreement shall automatically terminate and be of no further effect.

10.	The contents of this letter agreement and the transactions contemplated herein are of a strictly confidential nature and may not be disclosed to any third party except for the affiliates, business partners, consultants, financial and legal advisors of the parties hereto and their affiliates and except insofar as applicable law, regulations, legal process or the rules or requirements of any relevant securities, regulatory authority or stock exchange require the disclosure of this letter agreement or its content (each a “Required Disclosure”), including disclosure you reasonably determine to be required to be included in the Registration Statements. Prior to any Required Disclosure, the party that is required to make the disclosure shall inform the other party to the extent reasonably possible and permissible. The parties will use their reasonable best efforts to coordinate any disclosure, including any Required Disclosure, such that the information being provided is consistent as to scope and content. Additionally, we agree to comply with our obligations under the confidentiality agreement by and between us and you, dated as of October 21, 2004 (the “Confidentiality Agreement”).

11.

We and you each represent that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, except that the issuer of the Exchangeable Debt Securities or its affiliates shall pay to us or our designee an amount in respect of the Exchangeable Debt Securities equal in percentage terms to the underwriting fees and commissions being otherwise paid by issuer for the Exchangeable Debt Securities that it is issuing publicly in the United States or otherwise distributing to qualified institutions buyers and each party will bear its own expenses in connection with this transaction. From and after the date of this letter agreement, upon request by the other party, you and we shall do all things, including but not limited to executing and delivering instruments, documents or other writings and making required regulatory filings (including under the antitrust laws), as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this letter agreement. This letter agreement, the Cover Letter, the Co-operation Term Sheet, the Confidentiality Agreement and the Registration Rights Agreement constitute the entire agreement between us and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this letter agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this letter agreement, express or implied, is intended to confer upon any party, other than the parties hereto and the issuer(s) of the Exchangeable Debt Securities or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this letter agreement, except as expressly provided in this letter agreement. Other than to controlled affiliates or Transfers of Securities made in accordance with the terms and conditions of this letter agreement, we cannot assign our rights or obligations under this letter agreement without your prior written consent. This letter agreement may only be amended by written agreement of you and us. If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this letter agreement and the balance of the letter agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	This letter agreement shall be governed by and construed under the internal laws of France without reference to principles of conflict of laws. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Tribunal de Commerce de Paris for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (“Actions”) and hereby irrevocably and unconditionally waive any objection to the laying of venue of any Actions in the Tribunal de Commerce de Paris, and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any Action brought in any such court has been brought in an inconvenient forum. Wherever in this letter agreement, a reference appears to options, decisions, determinations, judgments, actions, undertakings or exercises of power and/or authority by you, such reference shall be interpreted to mean that you may decide, choose, make determinations, adjudge, act, undertake undertakings or exercise your power and or authority with respect to such matters at your sole discretion, considering whatever matters you deem appropriate. Notwithstanding anything in this Section 12 to the contrary: (a) the provisions of Sections 4, 7 and 8 shall be governed by and construed under the internal laws of the State of New York without reference to principles of conflict of laws that would require the application of the laws of a jurisdiction other than the State of New York, (b) the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York for any actions, suits or proceedings arising out of or relating to Sections 4, 7 and 8 of this letter agreement and the transactions contemplated hereby (“Excluded Actions”), (c) hereby irrevocably and unconditionally waive any objection to the laying of venue of any Excluded Actions in the courts of the State of New York, including any privilege regarding jurisdiction or any legal or statutory provision (even if based on public policy) resulting from the laws of a jurisdiction other than the State of New York, and (d) hereby further irrevocably and unconditionally waive and agree not to plead or claim that any Excluded Action brought in any such court has been brought in an inconvenient forum. We hereby appoint CT
Corporation System (“Agent”), located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as our agent for service of process and service upon us shall be deemed to be effective upon service to the Agent for any Excluded Action.

If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this letter agreement.

Very truly yours, IXIS-CORPORATE & INVESTMENT BANK

By:	/s/ Anthony Orsatelli
Name:	Anthony Orsatelli
Title:	Président du Directoire

Accepted and agreed to as of the date first above written: LAZARD LLC

By:	/s/ Steven Golub
Name:	Steven Golub
Title:	Vice Chairman

LAZARD LTD

By:	/s/ Steven Golub
Name:	Steven Golub
Title:	President

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